EXHIBIT 8(j)(1)

AMENDMENT TO PARTICIPATION AGREEMENT AMONG

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC. AND

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

AMENDMENT

TO

PARTICIPATION AGREEMENT

Amendment to the Participation Agreement (the “Agreement”), dated as of May 1, 2001, between TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (“Insurer”) (formerly AUSA LIFE INSURANCE COMPANY, INC.); TRANSAMERICA CAPITAL, INC. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation) (“Contracts Distributor”); ALLIANCEBERNSTEIN L.P. (formerly, ALLIANCE CAPITAL MANAGEMENT L.P.) (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.) (“Distributor”).

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA BNY September 27, 1994	33 Act File No. 033-83560 40 Act File No. 811-08750 (Transamerica Landmark NY Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

TFLIC Separate Account VNY December 14, 2004	33 Act File No. 333-122235 40 Act File No. 811-21703 (Advisor’s Edge® NY Variable Annuity)	• AllianceBerrnstein • Growth Portfolio – Class B • AllianceBerrnstein Large Cap • Growth Portfolio – Class B • AllianceBerrnstein Global • Technology Portfolio – Class B

Separate Account VA GNY April 3, 2007	33 Act File No. 333-142763 40 Act File No.811-22064 (Flexible Premium Variable Annuity - L under the marketing name “Transamerica Ascent”)	• AllianceBernstein Global Technology Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

Separate Account VA-6NY September 11, 1996	33 Act File No. 333-108498 40 Act File No. 811-08677 (Transamerica Classic® Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class A • AllianceBernstein Large Cap Growth Portfolio – Class A

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 30, 2007

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ Priscilla I. Hechler	By:	/s/ Marc O. Mayer
Name:	Priscilla I. Hechler	Name:	Marc O. Mayer
Title:	Assistant Vice President and Assistant Secretary	Title:	Executive Vice President

TRANSAMERICA CAPITAL, INC.		ALLIANCEBERNSTEIN INVESTMENTS, INC,

By:	/s/ Brenda L. Smith	By:	/s/ Stephen C. Scanlon
Name:	Brenda L. Smith	Name:	Stephen C. Scanlon
Title:	Assistant Vice President	Title:	Senior Vice President